Exhibit 99.1

Press Release

EMPIRE FINANCIAL HOLDING COMPANY TO ACQUIRE

JESUP & LAMONT SECURITIES

LONGWOOD, Fla., September 15, 2006-- Empire Financial Holding Company (AMEX: EFH – News) announced today that it has entered into a definitive agreement, subject to closing conditions, to acquire approximately 98.9% of the outstanding shares of Jesup & Lamont Securities Corporation, a New York full service broker dealer.

“In a single step, this acquisition will increase our revenues by more then 50%, add a research product, will substantially increase our institutional sales and capital markets presence, and will provide a full service retail presence in geographical areas that we do not now presently serve,” stated Donald Wojnowski, Empire Financial’s CEO and President. Wojnowski added, “This acquisition will greatly assist Empire Financial in achieving its goal to be a regional full service broker dealer serving middle market institutions and providing select companies access to capital markets and investment banking services.”

Stephen J. DeGroat, Jesup’s Chairman and CEO commented, “We believe when you add the Jesup name, reputation, products and services to Empire Financial, you create a financial services firm that can fill a significant void caused by the industry’s consolidation trend.” DeGroat added, “The Jesup team is clearly excited about the prospects for the Jesup – Empire Financial union and I believe the combined entities will offer significant value to their combined clients and employees and to Empire Financial’s shareholders.”

Transaction Information

The purchase price for the shares to be acquired by Empire Financial will include (i) $1,000,000 in cash, (ii) 1,750,000 shares of common stock, but not more than 19.9% of Empire’s outstanding shares and (iii) a five year note.

Empire Financial has engaged William Blair & Company to evaluate the fairness of the transaction from a financial point of view to the stockholders of Empire Financial.

While the transaction and the timing of the closing are subject to regulatory and other approvals, Empire Financial expects the transaction to close in late 2006.

About Empire Financial Holding Company

Empire Financial Holding Company, through its wholly owned subsidiary, Empire Financial Group, Inc., provides full-service retail brokerage services through its network of independently owned and independently operated offices. Through its market-making and trading division, the Company offers securities order execution services for unaffiliated broker dealers and makes markets in domestic and international securities. Empire Financial also provides Investment Banking services for clients as well as turn-key fee based investment advisory and registered advisor custodial services through its wholly owned subsidiary, Empire Investment Advisors, Inc.

About Jesup & Lamont

Jesup & Lamont is a full-service brokerage and investment banking firm providing institutional and retail sales and trading services, equity research and asset management for select clientele. The firm’s corporate finance activities include services and advice regarding mergers and acquisitions, capital raising, acquisition finance, restructurings, and other corporate finance matters.

Forward-Looking Statement Disclaimer

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risk, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

Contact:

Donald A. Wojnowski Jr.

President

Empire Financial Holding Company

Phone: 407-774-1300, Ext. 1141

Fax: 407-774-1300

Dwojnowksi@empirenow.com